Calculation of Filing Fee Tables
F-10
Orla Mining Ltd.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common Shares (no par value)	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Subscription Receipts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 216,630,000.00	0.0001531	$ 33,166.05
Fees Previously Paid
			Total Offering Amounts:				$ 216,630,000.00		$ 33,166.05
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 24,586.72
			Net Fee Due:						$ 8,579.33
Offering Note
[1]	There are being registered under this Registration Statement such indeterminate number of securities of the Registrant as shall have an aggregate initial offering price not to exceed $216,630,000 (converted from C$300,000,000 at an exchange rate of C$1.00=$0.7221, the daily exchange rate as reported by the Bank of Canada on September 12, 2025). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the "Securities Act") the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. The maximum aggregate offering price is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Orla Mining Ltd	F-10	333-271236	04/13/2023		$ 24,586.72	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	200,860,000
Fee Offset Sources		Orla Mining Ltd	F-10	333-271236		04/13/2023						$ 2,671.72
Fee Offset Sources		Orla Mining Ltd	F-10	333-252957		02/10/2021						$ 21,915.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously registered securities having a maximum aggregate initial offering price not to exceed $235,860,000, pursuant to a Registration Statement on Form F-10 (File No. 333-252957) filed on February 10, 2021, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-252957) filed on March 12, 2021 (together, the "2021 Registration Statement"). In connection with the filing of the 2021 Registration Statement, the Registrant made a contemporaneous fee payment of $25,733. $200,860,000 of securities remained unutilized under the 2021 Registration Statement. The Registrant subsequently registered securities having a maximum aggregate initial offering price not to exceed $223,110,000 pursuant to a Registration Statement on Form F-10 (File No. 333-271236) filed on April 13, 2023 (the "2023 Registration Statement"). In connection with the 2023 Registration Statement, the Registrant paid a registration fee of $24,586.72 comprised of (i) $21,915 in offset from the fee related to the unsold securities pursuant to the 2021 Registration Statement and (ii) a $2,671.72 contemporaneous fee payment. No securities were sold under the 2023 Registration Statement. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $24,586.72 is available to offset against the current registration fee for this Registration Statement. As the total filing fee required for this Registration Statement is $33,166.05, taking into consideration the available offset of $24,586.72, an additional amount of $8,579.33 will be paid herewith. The Registrant has terminated or completed any offerings that included the unsold securities under the 2023 Registration Statement and the 2021 Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A